EXHIBIT 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”), effective as of January 1, 2009, is by and between Pharma-Bio Serv, Inc. (PBSV), a Delaware corporation, and Pharma-Bio Serv PR Inc., a Puerto Rico corporation, having its principal office at 373 Mendez Vigo, Suite 110, Dorado, Puerto Rico, 00646 (the “Company”), and Elizabeth Plaza, residing at 363 Dorado Beach East, Dorado, Puerto Rico, 00646-2096 (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of January 2, 2008, as such Employment Agreement may be amended, restated or otherwise modified from time to time (the “Employment Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement; and

WHEREAS, the Company and Executive have entered into that certain Employment Agreement Amendment, dated as of June 9, 2008, extending the term of the Employment Agreement to January 1, 2010 (the “First Amendment”); and

 WHEREAS, the Company and Executive have agreed upon new terms of Compensation under Sections 3(a) and 3(b)(iv) of the Employment Agreement; and

WHEREAS, the parties hereto desire to further amend the Employment Agreement, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Section 3(a) of the Employment Agreement is amended as follows:

3.           Compensation and Other Benefits.

(a)
For her services during the Employment Term, the Company shall pay Executive a salary (“Salary”) at the annual rate of $200,000.  All Salary payments shall be payable in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

2.           Section 3(b)(iv) of the Employment Agreement is amended as follows:

(iv)
A company automobile, provided, that the total costs for the automobile including lease payments, insurance, maintenance and any other costs and expenses relating to the automobile shall not exceed $1,400 per month.

3.           Miscellaneous Provisions.

a)           No Other Amendments. Except as explicitly amended by the terms of the First Amendment and this Second Amendment, the terms of the Employment Agreement shall remain in effect and are unchanged by this Second Amendment.

b)           Entire Agreement. The Employment Agreement, as amended by the First Amendment and this Second Amendment, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

c)           Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Puerto Rico or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Puerto Rico.

d)           Parties in Interest. This Second Amendment shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and, nothing in this Second Amendment, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Second Amendment.

e)           Counterparts.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile shall be effective as delivery of a mutually executed counterpart to this Second Amendment.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Employment Agreement to be duly executed as of the day and year first above written.

PHARMA-BIO SERV, INC.

By:	/s/ Kirk Michel
Name: Kirk Michel
Title: Chairman of Compensation Committee

Date: March 11, 2009

EXECUTIVE

/s/ Elizabeth Plaza
Elizabeth Plaza

Date: March 11, 2009